                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             WASTE MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         [WASTE MANAGEMENT, INC. LOGO]
                             WASTE MANAGEMENT, INC.
                         1001 FANNIN STREET, SUITE 4000
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

To Our Stockholders:

     The 2000 Annual Meeting of Stockholders (the "Meeting") of Waste Management, Inc. (the "Company") will be held at the Hyatt Hotel at 1200 Louisiana Street, Houston, Texas 77002, on May 16, 2000, at 11:00 a.m., Houston, Texas time, for the purpose of considering and voting on:

     1. Election of three directors to serve for three-year terms.

     2. Approval of an amendment to the Company's 1996 Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan") that would increase the number of shares of the Company's common stock available for awards under the Non-Employee Director Plan.

     3. Approval of the adoption of the Company's 2000 Stock Incentive Plan (the "Incentive Plan").

     4. Approval of an amendment to the Company's Employee Stock Purchase Plan (the "ESPP") that would increase the number of shares reserved for purchase and issuance under the ESPP.

     5. Approval of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

     6. Such other business as may properly be brought before the Meeting or any adjournments thereof.

     The Meeting may be postponed or adjourned from time to time, and at any reconvened meeting, actions with respect to the matters specified in this notice may be taken without further notice to stockholders unless required by the By-laws of the Company.

     Only stockholders of record at the close of business on March 24, 2000 are entitled to notice of, and to vote on all matters at, the Meeting and any adjournments thereof. A list of all such stockholders will be available for inspection for proper purposes at the Meeting and, during the ten days prior to the Meeting, at the offices of the Company, 1001 Fannin Street, Suite 4000, Houston, Texas 77002.

                                            By Order of the Board of Directors,

                                        /s/ LAWRENCE O'DONNELL, III
                                            ----------------------------------
                                            Lawrence O'Donnell, III
                                            Senior Vice President, General
                                            Counsel and Secretary

April 5, 2000

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                             WASTE MANAGEMENT, INC.
                         1001 FANNIN STREET, SUITE 4000
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Waste Management, Inc., a Delaware corporation ("Waste Management" or the "Company"), of proxies to be voted at its 2000 Annual Meeting of Stockholders to be held at the Hyatt Hotel, 1200 Louisiana Street, Houston, Texas 77002 on May 16, 2000 at 11:00 a.m., Houston, Texas time, and at any adjournment(s) thereof (such meeting or adjournment(s) thereof are referred to as the "Meeting"). This Proxy Statement and the accompanying materials will be mailed on or about April 10, 2000, to holders of record of common stock, par value $0.01 per share ("Common Stock"), of the Company as of the record date.

     Solicitation of proxies by mail is expected to begin on or about April 10, 2000. In addition to use of the mails, proxies may be solicited by personal interview, telephone and facsimile, and by banks, brokerage houses, and other institutions. All costs of soliciting proxies for the Meeting will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to coordinate the solicitation of proxies for a fee of $7,500 plus expenses. Nominees or fiduciaries will be requested to forward the solicitation for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses, other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners.

     SHARES AS TO WHICH PROXIES HAVE BEEN EXECUTED WILL BE VOTED AS SPECIFIED IN THE PROXIES. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED:

     - FOR THE ELECTION OF NOMINEES LISTED HEREIN AS DIRECTORS,

     - FOR THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN,

     - FOR THE ADOPTION OF THE INCENTIVE PLAN,

     - FOR THE APPROVAL OF THE AMENDMENT TO THE ESPP AND

     - FOR THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Meeting, or (c) executing and delivering to the Company a later-dated proxy. Written revocations and later-dated proxies should be sent to the Secretary of Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002.

                                 ANNUAL REPORT

     A copy of the Company's 1999 Annual Report to Stockholders, covering the fiscal year ended December 31, 1999, including the Company's Annual Report on Form 10-K containing financial statements, is enclosed with this Proxy Statement. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

                               VOTING SECURITIES

     The record date for determining stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 24, 2000. On that date, the Company had outstanding and entitled to vote 627,236,438 shares of Common Stock. Holders of record of Common Stock on the record date will be entitled to one vote for each share held on all matters properly brought before the Meeting.

     The affirmative vote of a plurality of the votes cast at the Meeting will be required for the election of directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Meeting, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote upon a matter will be required for approval. A properly executed proxy marked "Abstain", although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against that matter.

     A majority of the votes entitled to be cast on matters to be considered at the Meeting constitutes a quorum. If a share is represented for any purpose at the Meeting, it is deemed to be present for all other matters. In accordance with the rules of the New York Stock Exchange (the "NYSE"), brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters. A broker non-vote will not be counted in determining the number of shares necessary for approval of the proposals. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum. None of the matters to be acted upon at the Meeting are considered to substantially affect the rights or privileges of the Common Stock. Accordingly, broker non-votes will not have any impact on the vote on a matter.

     The following information relates to the holders of Common Stock known to the Company on December 31, 1999 to own beneficially more than 5% or more of the Common Stock, in each case according to a schedule 13G filed with the Securities and Exchange Commission (the "SEC") by the respective stockholder. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                                  AMOUNT OF BENEFICIAL OWNERSHIP
                                                              --------------------------------------
NAME AND ADDRESS                                              NUMBER OF SHARES   PERCENTAGE OF CLASS
----------------                                              ----------------   -------------------
Barrow, Hanley, Mewhinney & Strauss, Inc. ..................      35,505,069             5.8%
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, Texas 75204-2429
Oppenheimer Capital.........................................      36,749,584             5.9%
  1345 Avenue of the Americas
  New York, New York 10105
Southeastern Asset Management, Inc. ........................      61,394,007(1)          9.9%
  6075 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119

---------------

(1) Does not include 755,000 shares held by completely non-discretionary accounts over which Southeastern Asset Management, Inc. has neither voting nor dispositive power and for which it disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company (hereinafter referred to as the "Board of Directors" or the "Board") is divided into three classes, each consisting of approximately one-third of the total number of the members of the Board of Directors. Directors are elected for a term of three years. At the Meeting, the term of office of the Class II directors will expire, and three directors will be nominated to serve in that class until Waste Management's annual meeting in 2003 and until their respective successors are elected. The terms of office of the Class III and Class I directors will expire at Waste Management's annual meetings in 2001 and 2002, respectively.

     Neither of Messrs. Hills nor York, whose terms will expire at the Meeting, is standing for reelection as a Class II director. Mr. Hills is retiring as a director of the Company in accordance with the retirement provisions contained in the Company's Corporate Governance Guidelines. Mr. York is not standing for reelection to enable him to devote his time and attention to his new responsibilities as President, Chief Executive Officer and Chairman of the Board of Micro Warehouse, Inc. Waste Management's Board of Directors intends to cause the nomination of Robert S. Miller, Paul M. Montrone and A. Maurice Myers for election as Class II directors. Mr. Myers has served, since his election to the Board in November 1999, as a Class I director. Due to the retirement of Messrs. Hills and York, the Board of Directors, in accordance with the Company's By-laws, has designated Mr. Myers as a Class II director effective following the Meeting in order to make each class as nearly as equal as possible.

     Unless a stockholder requests that voting of his proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the proxy will be voted FOR election of the three nominees described below. If any nominee becomes unavailable for any reason, then the shares represented by proxy will be voted FOR the remainder of the listed nominees and FOR such other nominees as may be designated by the Board of Directors of Waste Management as replacements for those who become unavailable.

     The following sets forth information concerning the position, age, time with the Company as a director and class and committee membership for the year following the Meeting for each of the nominees for election to the Board of Directors and each director who will continue in office after the Meeting.

                                                                              DIRECTOR   DIRECTOR
NAME                                        DESCRIPTION              AGE(1)    SINCE      CLASS
----                                        -----------              ------   --------   --------
A. Maurice Myers(2).............  Chairman of the Board, President     59       1999        II
                                  and Chief Executive Officer
H. Jesse Arnelle(5).............  Director                             66       1998       III
Pastora San Juan Cafferty(3)....  Director                             59       1998         I
Ralph F. Cox(5).................  Director                             67       1996         I
Robert S. Miller(5).............  Director                             58       1998        II
Paul M. Montrone(3)(4)(6).......  Director                             58       1998        II
John C. Pope(4)(6)..............  Director                             51       1998       III
Steven G. Rothmeier(4)(6).......  Director                             53       1998         I
Ralph V. Whitworth(3)(5)........  Director                             44       1998       III

---------------

(1) As of March 31, 2000

(2) Member of the Special Committee II

(3) Member of the Compensation Committee

(4) Member of the Audit Committee

(5) Member of the Nominating and Governance Committee

(6) Member of the Special Committee I

NOMINEES (CLASS II DIRECTORS)

     Robert S. Miller. Mr. Miller has served as special advisor to Aetna Inc., a health insurer, since February 2000. From November 1999 until February 2000, Mr. Miller served as President and a director of Reliance Group Holdings, Inc., a property and casualty insurance company. Mr. Miller served as President and Chief Executive Officer of the Company from August 1999 until November 1999 and as Non-Executive Chairman of the Board of the Company from July 1998 until May 1999. Mr. Miller was a director of Waste Management Holdings, Inc., formerly known as Waste Management, Inc. ("WMH"), from May 1997 until the acquisition of WMH by the Company in July 1998 ("WM Merger"). Mr. Miller also served as Chairman of the Board and Acting Chief Executive Officer of WMH from October 1997 to July 1998. Mr. Miller serves as Vice Chairman of Morrison Knudsen Corporation, an engineering and construction firm. He also served as Chief Executive Officer of Federal Mogul Corporation, an automotive parts manufacturing firm, from September until November 1996 and as Chairman of Morrison Knudsen Corporation from April 1995 until September 1996. In addition, since 1993 he has served as Vice President and Treasurer of Moore Mill and Lumber, a privately held forest products firm. Mr. Miller is a director of Federal Mogul Corporation, Morrison Knudsen Corporation, Pope & Talbot, Inc., and Symantec Corporation.

     Paul M. Montrone. Mr. Montrone has been Chief Executive Officer and a director of Fisher Scientific International Inc., a distributor of laboratory equipment and supplies, since December 1991 and Chairman of the Board since January 1998. Mr. Montrone serves as Chairman of the General Chemical Group, Inc., a producer of industrial chemicals and Chairman of GenTek, Inc., a leading provider of telecommunication technologies, automotive components and performance chemicals. Mr. Montrone is a member of the Industry Policy Advisory Committee, as well as the Business Roundtable, serving on its Health and Retirement Task Force. Mr. Montrone serves as an advisory director of Sintokogio Ltd., and as President and Chief Executive Officer of the Metropolitan Opera Association and on the boards of various other non-profit institutions, including the Wang Center for the Performing Arts, the Foundation for the National Institute of Health and the Columbia University Graduate School of Business. Mr. Montrone also serves as Managing Director of Latona Associates, Inc., a private merchant bank. Mr. Montrone was a director of WMH from January 1997 until July 1998 and was Chief Executive Officer and a director of Wheelabrator Technologies Inc., a wholly owned subsidiary of the Company, or a predecessor thereof from prior to 1989 until January 1997.

     A. Maurice Myers. Mr. Myers has been Chairman of the Board, Chief Executive Officer and President of the Company since November 1999. Mr. Myers served as Chairman of the Board of Yellow Corp., a freight transportation company, from July 1996 until November 1999 and as a director, President and Chief Executive Officer from April 1996 until November 1999. Mr. Myers also served as President and Chief Operating Officer of America West Airlines, Inc. from January 1994 until December 1995 and as President and Chief Executive Officer of Aloha Air Group, Inc. from August 1983 until December 1993. Mr. Myers is on the board of directors of Director of Cheap Tickets, Inc. and Hawaiian Electric Industries, Inc.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2001 (CLASS III
DIRECTORS):

     H. Jesse Arnelle. Mr. Arnelle currently serves as "Of Counsel" to Womble, Carlyle, Sandridge and Rice of Winston-Salem, North Carolina. Mr. Arnelle was senior partner of Arnelle, Hastie, McGee, Willis and Greene, a San Francisco-based law firm, until 1996. He also served as Vice Chairman and Chairman of the Board of Trustees of the Pennsylvania State University from 1992 to 1998. Mr. Arnelle served as a director of WMH from 1992 until July 1998. Mr. Arnelle is currently a director of Florida Power & Light ("FPL Group"), Eastman Chemical Corporation, Textron Corporation, Gannett Corporation and Union Pacific Resources, Inc.

     John C. Pope. Mr. Pope serves as Chairman of the Board of PFI Group, a private investment firm. Mr. Pope served as Chairman of the Board of MotivePower Industries, Inc., a manufacturer and remanufacturer of locomotives and locomotive components from January 1996 to November 1999. Mr. Pope served as President, Chief Operating Officer and a director of United Airlines and its parent company, UAL Corporation, from May 1992 to July 1994. Mr. Pope was a director of WMH from January 1997 until July

1998. Mr. Pope is currently a director of Federal Mogul Corporation, Wallace Computer Services, Inc., Air Canada Corporation, Per-Se Technologies, Inc. and Dollar Thrifty Automotive Group, Inc.

     Ralph V. Whitworth. Mr. Whitworth has been a principal and managing member of Relational Investors LLC, a private investment company since March 1996. He has also been a partner in Batchelder & Partners, Inc., a financial advisory and investment-banking firm based in San Diego, California since January 1997. Mr. Whitworth served as Acting Chairman of the Board of the Company since July 13, 1999 and as Chairman of the Board of the Company from August 1999 until November 1999. Mr. Whitworth has served as Chairman of the Board of Apria Healthcare Group Inc. since April 1998 and has been a director since January 1998. Mr. Whitworth is also a director of Sirius Radio, Inc., Tektronix Inc. and Mattel Inc.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2002 (CLASS I DIRECTORS):

     Pastora San Juan Cafferty. Ms. Cafferty has been a Professor since 1985 at the University of Chicago, where she has been a member of the faculty since 1971. She served as a director of WMH from July 1994 until July 1998. Ms. Cafferty currently serves as a director of Kimberly-Clark Corporation, People's Energy Corporation, Bankmont Financial Corporation and its subsidiaries, Harris Bankcorp, Inc. and Harris Trust and Savings Bank.

     Ralph F. Cox. Mr. Cox has been a management consultant for the past four years. From March 1990 until February 1994, Mr. Cox was President of Greenhill Petroleum Corporation, a subsidiary of Western Mining Corporation. From 1985 through 1990, he served as President and Chief Operating Officer of Union Pacific Resources Company, a petroleum exploration and production company. Before 1985, Mr. Cox spent 31 years with Atlantic Richfield Company. Mr. Cox was a director of Sanifill, Inc. from September 1993 until August 1996. Mr. Cox serves as a director of Abraxas Petroleum Corp. and CH2M Hill, a consulting engineering firm. He also serves as an Independent Trustee for The Fidelity Group of funds.

     Steven G. Rothmeier. Mr. Rothmeier has been Chairman and Chief Executive Officer of Great Northern Capital, a private investment management, consulting and merchant banking firm, since March 1993. From November 1989 until March 1993, he was President of IAI Capital Group, a venture capital and merchant banking firm. For more than ten years prior thereto, he served Northwest Airlines, Inc. or its parent corporation, NWA, Inc., in various executive capacities, including Chairman and Chief Executive Officer from 1986 to 1989. Mr. Rothmeier was a director of WMH from March 1997 to July 1998. Mr. Rothmeier is a director of GenCorp., Inc., Department 56, Inc., EW Blanch Holdings, Inc. and Precision Castparts Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Waste Management Board of Directors held seven meetings in 1999. In 1999, the Board of Directors had an Audit Committee, the Compensation Committee, an Executive Committee, a Nominating and Governance Committee, a Special Committee I and a Special Committee II.

     The Audit Committee, which was comprised of Messrs. Hills (Chairman), Pope and Rothmeier, met eight times in 1999. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accounts and reviews external and internal audit plans and activities, the independence of the internal and external independent auditors, the annual financial statements, and the system of internal financial controls, and approves all significant fees for audit, audit-related and non-audit services provided by independent auditors.

     The Compensation Committee, which was comprised of Messrs. York (Chairman) and Montrone and Ms. Cafferty, met ten times in 1999. The Compensation Committee reviews and recommends compensation for Waste Management officers and employees, recommends to the Board of Directors new, as well as changes to existing, incentive compensation and benefit plans, sets annual incentive plan bonus goals and grants options under the Company's stock option plans.

     The Executive Committee, which was comprised of Messrs. Whitworth (Chairman), Hills, Miller, York and Myers, met one time in 1999. The Executive Committee may act for the Board of Directors when action is required between Board meetings and may act on behalf of the Board on all but major corporate matters. All actions taken by the Executive Committee must be reported at the Board's next meeting. The Board of Directors plans to disband the Executive Committee as of the Meeting.

     The Nominating and Governance Committee, which is comprised of Messrs. Whitworth (Chairman), Arnelle, Cox and Miller, met four times in 1999. The Nominating and Governance Committee's principal function is to identify and propose to the full Board qualified nominees to fill Board vacancies as they occur, and to review and report to the Board on director compensation, evaluate the performance of the Board and its members, monitor and make recommendations to the Board as to corporate governance matters and review and make recommendations to the Board concerning the organization and functioning of the Board and its committees. Additionally, the Nominating and Governance Committee will consider stockholders' suggestions of nominees for director that are submitted in writing to the Nominating and Governance Committee at the address of the Company's principal executive offices no later than December 6, 2000 and no earlier than November 6, 2000.

     The Special Committee I, which is comprised of Messrs. Hills (Chairman), Pope and Rothmeier, met one time in 1999. The Special Committee I's principal function is to conduct a full investigation and evaluation of all matters relating to: (i) the reporting of the Company's first and second quarter 1999 operating results; (ii) the sales of Company stock by certain corporate officials; and (iii) the allegations made in pending litigation respecting these matters and to report its findings and recommendations to those members of the full Board it finds are sufficiently disinterested to act upon its findings and recommendations.

     The Special Committee II, whose sole member is Mr. Myers, is responsible for making decisions concerning the Company's response to allegations contained in certain shareholders' derivative lawsuits and to investigate the conduct of the Board of Directors of WMH in connection with the WM Merger and the Board of Directors of the Company in connection with the acquisition of Eastern Environmental Services, Inc. in December 1998.

     During 1999, each director attended more than 75% of all meetings of the entire Waste Management Board of Directors and the committees on which he served.

     In 1999, the Company's compensation for directors who are not also employees of Waste Management consisted of a grant of options to purchase 10,000 shares of Common Stock and an annual retainer of $20,000. Under the Company's 1999 Deferred Compensation Plan (the "Deferred Compensation Plan"), non-employee directors are able to elect to receive their annual retainer, in lieu of cash, in either (i) phantom stock or (ii) an equal combination of cash and phantom stock. Phantom stock is credited to the accounts of the directors electing to participate on January 15 and July 15 of each year. On the Determination Date (as defined in the Deferred Compensation Plan), directors electing to participate receive that amount of phantom stock as is equal to the compensation otherwise payable to such director in cash divided by the fair market value of a share of the Company's Common Stock on the Determination Date. The Company reimburses directors for their travel and out-of-pocket expenses incurred in attending Board and committee meetings.

     The Company, through its Special Committee I, has been conducting an internal investigation regarding the allegations that were made in 1999 concerning the Company's second quarter 1999 earnings communications. In connection with Mr. Hills' services relating to the internal investigation and his other assignments for the Company during 1999, Mr. Hills received 35,000 shares of restricted stock of the Company and is being compensated at an hourly rate of $400 per hour for time spent in connection with the investigation.

     On August 13, 1999, Messrs. Miller, Whitworth and York received stock options to purchase 250,000, 250,000 and 50,000 shares, respectively, of the Company's common stock as compensation by reason of their assignments for the Company during 1999, including membership on the Executive Committee of the Board of Directors and Mr. Miller acting as President and CEO from August through November 1999 and Mr. Whitworth serving as acting Chairman of the Board beginning in July and then as Chairman of the Board from August through November of 1999. Additionally, Messrs. Miller and Whitworth were compensated at a rate of $25,000 per month for their services as President and CEO and Chairman of the Board, respectively.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 1, 2000 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock by each nominee for director and each director who will continue to serve after the meeting, certain executive officers of Waste Management, including each person who served as the Chief Executive Officer during 1999, Waste Management's five most highly compensated officers other than the Chief Executive Officer who were serving as officers at December 31, 1999 and two additional individuals who would have been included had they been serving as officers at December 31, 1999 ("named executive officers"), and all executive officers and directors of Waste Management as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned.

                                                                AMOUNT OF BENEFICIAL
                                                                      OWNERSHIP
                                                              -------------------------
                                                              NUMBER OF      PERCENTAGE
NAME                                                            SHARES        OF CLASS
----                                                          ----------     ----------
H. Jesse Arnelle............................................      22,977(1)      *
Pastora San Juan Cafferty...................................      24,500(2)      *
Ralph F. Cox................................................      47,376(3)      *
Robert A. Damico............................................      49,789(4)      *
John E. Drury...............................................   5,389,114(5)      *
Rodrick M. Hills............................................      54,066(6)      *
Robert S. Miller............................................     188,913(7)      *
Paul M. Montrone............................................      17,612(8)      *
A. Maurice Myers............................................     376,111(9)      *
John C. Pope................................................      17,093(10)     *
Rodney R. Proto.............................................   2,436,271(11)     *
William A. Rothrock.........................................      80,159(12)     *
Steven G. Rothmeier.........................................      15,833(13)     *
Douglas G. Sobey............................................     781,366(14)     *
David Sutherland-Yoest......................................     781,366(15)     *
Ralph V. Whitworth..........................................   1,201,474(16)     *
Charles A. Wilcox...........................................     138,404(17)     *
Jerome B. York..............................................      30,000(18)     *
Directors and executive officers as a group (23 persons)....  12,374,232         *

---------------

  * Represents less than one percent (1%) of the outstanding shares of Common Stock of the Company.

 (1) Includes 10,875 shares issuable pursuant to options exercisable within 60 days. Also includes the equivalent of approximately 396 shares Mr. Arnelle acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan.

 (2) Includes 20,875 shares issuable pursuant to options exercisable within 60 days.

 (3) Includes 37,800 shares issuable pursuant to options exercisable within 60 days. Also includes the equivalent of approximately 1,075 shares Mr. Cox acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan.

 (4) Includes 43,668 shares issuable pursuant to options exercisable within 60 days.

 (5) Includes 5,176 shares owned by Mr. Drury's wife. Also includes 4,300,000 shares issuable pursuant to options and warrants exercisable within 60 days.

 (6) Includes 12,175 shares issuable pursuant to options exercisable within 60 days, 10,000 of which are held by The Hills Family Partnership II. Also includes the equivalent of approximately 2,710 shares Mr. Hills acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan.

 (7) Includes 172,708 shares issuable pursuant to options exercisable within 60 days. Also includes the equivalent of approximately 1,479 shares Mr. Miller acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan.

 (8) Includes 14,350 shares issuable pursuant to options exercisable within 60 days.

 (9) Includes 111,111 shares issuable pursuant to options exercisable within 60 days. Also represents 265,000 shares of restricted stock that vest in equal installments on each of the first three anniversaries of November 10, 1999.

(10) Includes 435 shares held by Mr. Pope as trustee for a trust. Also includes 12,175 shares issuable pursuant to options exercisable within 60 days and the equivalent of approximately 1,580 shares Mr. Pope acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan.

(11) Includes 2,207,500 shares issuable pursuant to options exercisable within 60 days. Also includes 100,000 shares issuable pursuant to options held in the name of a family trust, which are exercisable within 60 days.

(12) Includes 80,159 shares issuable pursuant to options exercisable within 60 days.

(13) Includes 14,350 shares issuable pursuant to options exercisable within 60 days. Also includes the equivalent of approximately 244 shares Mr. Rothmeier acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan.

(14) Includes 280,450 shares issuable pursuant to options exercisable within 60 days.

(15) Includes 574,353 shares issuable pursuant to options exercisable within 60 days. Also includes 5,000 shares held by Mr. Sutherland-Yoest's daughter.

(16) Includes 15,000 shares issuable pursuant to options exercisable within 60 days. Also includes the equivalent of approximately 194 shares Mr. Whitworth acquired through the voluntary deferral of directors' fees pursuant to the Deferred Compensation Plan. Also includes 1,186,000 shares owned by various limited partnerships and managed accounts controlled by Relational Investors, L.L.C., of which Mr. Whitworth is a managing member. Mr. Whitworth disclaims any beneficial ownership as to these shares except to the extent of his pecuniary interest therein.

(17) Includes 137,000 shares issuable pursuant to options exercisable within 60 days.

(18) Includes 20,000 shares issuable pursuant to options exercisable within 60 days.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the federal securities laws, Waste Management's directors, executive officers and any person holding more than ten percent of Waste Management Common Stock are required to file reports of their initial ownership and any changes to such ownership with Waste Management, the New York Stock Exchange and the SEC. Specific due dates for these reports have been established by regulation and Waste Management is required to report in this Proxy Statement any failure to file by these dates during 1999. Based solely on a review of the copies of reports furnished to Waste Management and written representations from the executive officers and directors, the Company believes that its executive officers and directors complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except that Mr. Wilcox inadvertently failed to report one transaction that occurred May 1999, which was reported on an amended Section 16 form on June 21, 1999, and also filed a report concerning a transaction that occurred in June 1999, on July 20, 1999, ten days after the due date for such report.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to: (1) persons serving as Waste Management's Chief Executive Officer during 1999, (2) the five most highly compensated executive officers at December 31, 1999, other than the Chief Executive Officer, whose total annual salary and bonus for 1999 exceeded $100,000 and (3) two other executive officers who, had they been serving in such capacities at December 31, 1999, would have been included in the group of five most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                    -------------------------
                                        ANNUAL COMPENSATION                        SECURITIES
                                   ------------------------------    RESTRICTED    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS      STOCK AWARDS    OPTIONS     COMPENSATION(6)
---------------------------        ----   ----------   ----------   ------------   ----------   ---------------
A. Maurice Myers.................  1999   $  124,230   $  650,000    $4,124,063(4)  1,500,000      $ 25,698(7)
  Chairman of the Board,           1998           --           --            --            --            --
  President and Chief              1997           --           --            --            --            --
  Executive Officer(1)
Robert S. Miller.................  1999   $   80,769           --            --       260,000(5)          --
  Former President and Chief       1998           --           --            --            --            --
  Executive Officer(1)             1997           --           --            --            --            --
John E. Drury....................  1999   $1,207,540   $        0            --             0      $  7,200
  Former Chairman of the           1998      862,308    2,200,000            --     1,500,000         5,000
  Board and Chief Executive        1997      600,000      660,000            --       800,000       303,589(8)
  Officer(1)
Rodney R. Proto..................  1999   $  884,874   $        0            --             0      $  7,200
  Former President and Chief       1998      608,642    1,400,000            --     1,000,000         5,000
  Operating Officer(2)             1997      380,000      440,000            --       400,000         4,750
Robert A. Damico.................  1999   $  400,000   $        0            --             0      $  7,200
  Senior Vice President --         1998      310,449      612,334            --       186,965         5,375
  Midwest Area                     1997      265,577      154,447            --        16,587        27,471(9)
Miller J. Mathews, Jr............  1999   $  400,000   $        0            --             0      $  7,200
  Senior Vice President --         1998      353,077      672,200            --       200,000         5,000
  Southern Area                    1997      258,654      225,160            --       100,000         4,759
Douglas G. Sobey.................  1999   $  415,385   $        0            --             0      $  3,384
  Senior Vice President --         1998      343,269      657,600            --       200,000         5,000
  Western Area                     1997      199,487      462,800            --        25,000         4,750
William A. Rothrock..............  1999   $  200,000   $  887,710            --             0      $  6,502
  Senior Vice President --         1998      211,539      738,038            --       100,000         5,000
  Business Development             1997      152,250      621,750            --       200,000         4,750
David Sutherland-Yoest...........  1999   $  479,214   $        0            --             0      $  6,507
  Former Senior Vice               1998      484,037      390,445            --       200,000         5,000
  President -- Atlantic Area(3)    1997      330,000      518,700            --       125,000       171,530(10)
Charles A. Wilcox................  1999   $  400,000   $        0            --             0      $  7,200
  Senior Vice President --         1998      365,537      786,800            --       200,000        12,200
  Eastern Area                     1997      260,000      490,600            --       125,000        11,100

---------------

 (1) Mr. Myers has served in such positions since November 10, 1999. Mr. Whitworth served as Acting Chairman of the Board since July 13, 1999 and as Chairman of the Board form August 13, 1999 until November 10, 1999. Mr. Miller served in such positions from August 13, 1999 through November 10, 1999. Mr. Drury served as Chief Executive Officer until September 22, 1999 and as a member of the Board of Directors until October 19, 1999.

 (2) Mr. Proto served in such positions until August 13, 1999.

 (3) Mr. Sutherland-Yoest served in such position until November 2, 1999.

 (4) Represents 265,000 shares of restricted stock granted at the low trading price on the NYSE on November 11, 1999 ($15.5625 per share). The restricted shares vest in equal installments on each of the three anniversaries of November 11, 1999. Prior to vesting, Mr. Myers cannot sell, transfer, pledge or assign the shares, although he may vote them and receive any dividends.

 (5) Includes Mr. Miller's annual grant on January 4, 1999 of 10,000 options granted pursuant to the Non-Employee Director Plan. Also includes 250,000 options granted in consideration of Mr. Miller's responsibilities as a member of the Executive Committee. See "Information Regarding the Board and its Committees."

 (6) Includes contributions by the Company under its 401(k) plan. Excludes perquisites or other benefits unless the aggregate amount of such benefits is equal to or greater than the lesser of $50,000 or 10% of the total annual salary and bonus of such named executive officer.

 (7) Consists of $25,698 paid by the Company for Mr. Myers' life insurance premiums.

 (8) Includes $298,839 paid by the Company for relocation and housing expenses in 1997.

 (9) Includes $26,721 paid by the Company for relocation expenses in 1998.

(10) Includes $166,780 paid by the Company for relocation and housing expenses in 1997.

     The following table sets forth information concerning the grant of stock options during 1999 to the named executive officers:

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1999

                                            PERCENTAGE OF                   POTENTIAL REALIZABLE VALUE
                               NUMBER OF        TOTAL                       AT ASSUMED ANNUAL RATE OF
                                 SHARES        OPTIONS                     STOCK PRICE APPRECIATION FOR
                               UNDERLYING    GRANTED TO      EXERCISE             OPTION TERM(3)
                                OPTIONS     EMPLOYEES IN       PRICE       ----------------------------
NAME                            GRANTED      FISCAL 1999    (PER SHARE)         5%             10%
----                           ----------   -------------   -----------    ------------    ------------
A. Maurice Myers.............   1,500,000(1)     27.83%      $15.5625      $14,680,759     $37,203,926
Robert S. Miller.............     250,000(2)      4.64%      $23.3750      $ 3,675,103     $ 9,313,433
                                   10,000(2)         *       $47.1250      $   296,398     $   751,131
John E. Drury................           0          --              --               --              --
Rodney R. Proto..............           0          --              --               --              --
Robert A. Damico.............           0          --              --               --              --
Miller J. Mathews, Jr. ......           0          --              --               --              --
William A. Rothrock..........           0          --              --               --              --
Douglas G. Sobey.............           0          --              --               --              --
David Sutherland-Yoest.......           0          --              --               --              --
Charles A. Wilcox............           0          --              --               --              --

---------------

 *  Represents less than one percent (1%).

(1) Of the options granted to Mr. Myers, 650,000 options vest as follows: (i) 1/3 of the options shall vest upon the average closing price of the Company's common stock exceeding $21.50 for 60 consecutive trading days,
    (ii) 1/3 of the options shall vest upon the average closing price of the Company's common stock exceeding $27.00 for 60 consecutive trading days,
    (iii) 1/3 of the options shall vest upon the average closing price of the Company's common stock exceeding $34.00 for 60 consecutive trading days and
    (iv) 100% of the options shall vest in full on November 11, 2004, notwithstanding the foregoing. The remaining 850,000 vest as follows: (i) 111,111 options vested on November 11, 1999, (ii) 222,222 options vest on November 11, 2001, (iii) 283,333 options vest on November 11, 2002, (iv) 172,222 options vest on November 11, 2003 and (v) 61,112 options vest on November 11, 2004.

(2) Options vest in full on first anniversary of date of grant.

(3) The potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term, which is equal to ten (10) years, at the rates of 5% and 10% compounded annually.

     The following table sets forth information concerning the exercise of stock options during 1999 by Waste Management's named executive officers:

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            ACQUIRED                      DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                               ON         VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        --------   -----------   -----------   -------------   -----------   -------------
A. Maurice Myers..........        0    $         0      111,111      1,388,889     $  180,555     $2,256,945
Robert S. Miller..........   54,375    $ 1,238,769      172,708        260,000     $        0     $    5,000
John E. Drury.............        0    $         0    4,300,000              0     $5,281,000     $        0
Rodney R. Proto...........    7,372    $   174,624    2,300,128              0     $  335,940     $        0
Robert A. Damico..........   77,829    $   985,735       43,668        143,989     $        0     $        0
Miller J. Mathews, Jr. ...   77,146    $ 2,629,277      114,991        253,003     $        0     $        0
William A. Rothrock.......  123,403    $ 3,959,706       80,159        206,000     $        0     $        0
Douglas G. Sobey..........  302,000    $10,912,708      215,300        179,000     $  390,419     $        0
David Sutherland-Yoest....  210,000    $ 7,754,096      574,353              0     $   45,863     $        0
Charles A. Wilcox.........   46,178    $ 2,011,951      137,000        244,000     $  245,070     $        0

---------------

(1) Computed based upon the difference between aggregate fair market value based on NYSE Composite Tape closing price on December 31, 1999 (of $17.1875 per share) and the aggregate exercise price.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     Each of Messrs. Myers, Damico, Mathews, Rothrock, Sobey and Wilcox is party to an employment agreement with Waste Management. Mr. Miller, who served as President and Chief Executive Officer during 1999, was paid for his services as such as described in the Summary Compensation Table and is compensated as a non-employee director as described under "Information Regarding the Board of Directors and its Committees"; however, Mr. Miller has not been, nor is he currently, party to an employment or severance agreement with the Company. None of Messrs. Drury, Proto, or Sutherland-Yoest is currently employed by the Company; however, each of these former officers was party to an employment agreement with the Company and is currently receiving severance payments under such agreements, as described below.

     Each of the employment agreements of the officers provides for the payment of minimum annual base salaries and for participation in all Waste Management benefit plans and programs. Mr. Myers' agreement provides for continuously renewing terms of five years, and Messrs. Damico, Rothrock, Sobey and Wilcox are each party to employment agreements that have continuously renewing terms of three years. Mr. Mathews is party to an employment agreement for a three-year term, which term can be extended by Mr. Mathews, at his option, for an additional three-year period; provided that during such additional term Mr. Mathews shall only work 50% of the time and his salary shall be 75% of his highest base salary in the preceding three years. Each of the employment agreements includes provisions governing compensation and severance benefits upon termination of employment with Waste Management and upon certain changes in control of Waste Management. Additionally, Mr. Myers' agreement provides for the payment by the Company to Mr. Myers supplemental retirement benefits of $600,000 provided Mr. Myers remains employed by the Company until the fifth anniversary of his employment. In the event Mr. Myers' employment is terminated before the fifth anniversary, payments are pro-rated as follows: $500,000 on and after the fourth anniversary; $400,000 on and after third anniversary; $100,000 on and after the 18-month anniversary and no rights to payment in the event he does not remain employed by the Company until the 18-month anniversary.

     In the event the employment of the employee is terminated by reason of death or total disability, the employment agreements provide that Waste Management shall pay (i) all accrued and unpaid base salary of the respective employee, (ii) all benefits to which the employee is entitled under any Waste Management benefit plans or policies and (iii) the base salary which would have been payable to the employee if he had continued in employment throughout the respective employment term or, for Mr. Myers, two years following the termination of employment. In addition, all stock options held by the employee become fully vested and are exercisable for one year following the termination, not to exceed the term of the option.

     Messrs. Damico, Myers, Rothrock, Sobey and Wilcox's employment agreements provide that the employee's employment may be terminated by Waste Management for "cause" (as defined in the employment agreements) or without cause. Mr. Mathews' agreement provides that Waste Management can terminate his employment only for cause during the initial full-time term, and during the additional part-time term, can be terminated by the Company with or without cause. In the event that an employee's employment is terminated for cause, the employment agreements provide that Waste Management shall pay all accrued and unpaid base salary of the respective employee and all benefits to which he is entitled under any Waste Management benefit plans or policies in accordance with the terms of such plans or policies.

     In the event that an employee's employment is terminated without cause, Messrs. Mathews, Rothrock, Sobey and Wilcox's agreements provide that, in addition to amounts payable upon a termination for cause, Waste Management shall pay to the respective employee, for a period of three years after the date of termination, an annual amount equal to 75% of his highest total annual direct compensation (as defined in the agreements) for the last three years. Mr. Damico's employment agreement provides for an annual payment equal to the greater of 100% of his then base salary and 75% of the average of the highest annual direct compensation in two out of the three last calendar years. Additionally, each such employee shall be eligible for a bonus pro-rated as of the date of termination. Mr. Mathews' agreement provides that, in the event his termination by the Company is other than for cause, Mr. Mathews will be given notice of the Company's intent to terminate his agreement and Mr. Mathews will have thirty days to correct the situation. If the issue is not resolved, the Company may elect to terminate the agreement and shall pay Mr. Mathews through the end of the thirty-day response period. Mr. Myers' agreement provides that in the event of termination without cause or for "good reason" (as defined in his agreement) he will receive a payment equal to 200% of his base salary plus target bonus at the time of termination in addition to amounts payable upon a termination for cause. Each of the agreements also provides that the employee will maintain certain health benefits and other insurance coverage for such employee and his spouse and dependents for a specified period after termination by the Company without cause or by the employee for good reason. In the case of each of Messrs. Damico, Rothrock, Sobey and Wilcox, upon a termination by the Company without cause, all stock options held by the employee become fully vested, and are exercisable for a period of one year after the date of termination, not to exceed the term of the option. Mr. Myers' agreement provides that his stock options and restricted stock grants will continue to vest according to their original schedules for the two-year period following his termination and he will have two years and six months following the date of termination to exercise such options, not to exceed the term of the option.

     Each of the employment agreements provides for termination by the employee at any time after providing Waste Management with 90 days written notice, other than Mr. Myers' agreement, which requires 90 days notice only in the case of his termination for good reason. In the event an employee terminates the agreement without good reason, other than following a "change in control" (as defined in the employment agreement) of Waste Management, the employee will be entitled to receive all of his accrued and unpaid base salary and all benefits to which he is entitled under any Waste Management benefit plans or policies in accordance with the terms of such plans or policies.

     The employment agreements provide that if the employee terminates his employment for good reason or is terminated for cause in connection with a change in control of Waste Management, the compensation payable to the employee shall include: (i) all accrued and unpaid base salary of the respective employee;

(ii) all benefits to which he is entitled under any Waste Management benefit plans or policies, which shall be determined and paid in accordance with the terms of such plan, policies and arrangements; (iii) an amount equal to $1.00 less than three times the employee's "base amount" within the full meaning of
Section 280G of the Code (an amount equal to 300% of the base salary and target bonus, plus a pro-rated maximum bonus in the event of a change in control, in the case of Mr. Myers); (iv) the immediate vesting of all accrued and unpaid benefits, awards and grants (including stock options, which will remain exercisable for a period of one year for each of the officers other than Mr. Myers, whose options remain exercisable for three years; provided, that in no case shall options remain exercisable after the term of the option); and (v) a bonus or incentive compensation payment, pro-rated as of the effective date of resignation or termination, payable immediately. In the event that the benefits payable to the employee constitute an "excess parachute payment" under Section 280G of the Code, the employment agreements provide that Waste Management shall pay the employee an additional amount to reimburse him on an after-tax basis for any excise tax imposed on such payments under Section 4999 of the Code.

     The employment agreements also include such non-competition, non-solicitation and non-disparagement covenants as are customary, in nature and scope, for such agreements.

     Pursuant to the employment agreements Messrs. Drury, Proto and Sutherland-Yoest were parties to, each became fully vested in all benefits, awards and grants accrued but unpaid as of the date of his departure, including stock options, which remain exercisable for five years following such date. Additionally, each of Messrs. Drury, Proto and Sutherland-Yoest is receiving annual severance payments from the Company in accordance with his employment agreement in an amount equal to 75% of his total annual direct compensation as of the date of termination for a period of five years. Finally, each of Messrs. Drury, Proto and Sutherland-Yoest is subject to non-competition, non-solicitation and non-disparagement covenants for as long as severance payments are being made by the Company.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of Waste Management, Inc. has prepared the following report regarding 1999 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for all components of the Company's officer compensation programs and the aggregate cost-related aspects of non-officer compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report provides specific information regarding compensation for the Company's named executive officers, as well as compensation information for all officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION

  Programs

     It is the philosophy of the Company and the Committee that all compensation programs should (i) link pay and performance and (ii) attract, motivate, reward and retain the executive talent required to achieve corporate objectives. Waste Management also focuses strongly on compensation tied to stock price performance, since this form of compensation provides the clearest link to enhanced shareholder value. From time to time, the Committee works with compensation consultants to assist with the design, implementation and communication of various compensation plans. The Company determines competitive levels of compensation using published compensation surveys for general industry companies of comparable size to the Company as measured by revenues and information obtained from compensation consultants.

     The Company's compensation programs for executives include base salaries, annual performance-based incentives, certain executive benefits and long-term incentives. Each of these pay delivery programs is further detailed below.

  Base Salaries

     Base salaries for the Company's executive officers in 1999 were reviewed through comparisons with the market survey data described above. The Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Committee, using its discretion, considers market base salary rates, average annual salary increases for executives in companies of all sizes across the country, and overall corporate financial performance. The Committee also makes a subjective review of individual performance in making base salary increase decisions for executives. These criteria are assessed in a non-formula fashion and are not weighted. The current base salary levels for named executive officers still employed by the Company at year-end 1999 are, overall, consistent with the 50th percentile of the published compensation survey data previously described.

  Annual Incentive Compensation

     Under the Company's original 1999 annual incentive plan, award opportunities were set at a level sufficient to pay incentive compensation consistent with the market 75th percentile if certain earnings per share ("EPS") targets were achieved. As a result of financial challenges the Company experienced during 1999 and changes in executive leadership, in September 1999, the Committee revised the 1999 annual incentive plan to reward newly established EPS objectives and operating income objectives for corporate and field officers, respectively, for the remainder of the year. These objectives were weighted 75%. In addition, improvements in accounts receivable and customer service performance were weighted 25% for purposes of calculating annual incentives. Since the plan was revised at mid-year, the Committee reduced award opportunities under the plan to 40% of the original 1999 award opportunities.

     While some executive officers received bonus payments under this plan, none of the named executive officers received payouts under the plan. However, bonuses were paid to Mr. Myers, as described in the Chief Executive Officer section below, and Mr. Rothrock. Mr. Rothrock does not receive incentive compensation under the annual incentive plan applicable to other officers, and instead receives his bonus payments under a separate incentive plan for business development personnel.

  Long-Term Incentive Compensation

     The Company believes that its executive officers should have an ongoing stake in the success of the Company. The Company also believes these key employees should have a considerable portion of their total compensation tied to the Company's stock price performance, since stock-related compensation is directly tied to shareholder value.

     The only stock option awards provided to named executive officers in 1999 were for Mr. Myers and Mr. Miller. No option grants were made to other executive officers in 1999 because the awards made to the officers in 1998 were intended to compensate them through 1999. Stock options provide a strong tie between pay and performance, since executives realize value from stock options only if the Company's stock price rises after the date of grant. All stock options in 1999 were granted at 100% of fair market value at the time of grant.

  Other Executive Benefits and Perquisites

     The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans and change-in-control arrangements. Levels of Company benefits and perquisites for executives were in line with market 50th to 75th percentile levels.

1999 CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company had a transition in CEO leadership in 1999. After Mr. Drury's resignation, Mr. Miller became President and CEO until a replacement could be named. Mr. Myers became the new CEO in late 1999. This section describes compensation for each of these executives in 1999.

  Base Salary

     Mr. Drury's base salary for 1999 was established based on market data for companies with revenues over $10 billion and also reflected the Committee's assessment of his performance through 1998. His base salary was established near the market 50th percentile. The Committee set an annualized base salary of $300,000 for Mr. Miller's interim service as President and CEO. Mr. Myers' annualized base salary was established at $850,000 by the Committee. This base salary was established below the market 50th percentile in recognition of the stock-based compensation awards provided to Mr. Myers.

  Annual Bonus

     Mr. Drury was not paid a bonus for 1999 performance because he terminated employment prior to the end of the year and also because the Company did not achieve its EPS objectives. Mr. Miller was not eligible for a bonus payment under the arrangement with the Company pursuant to which he agreed to serve as President and CEO after Mr. Drury's resignation. Mr. Myers' bonus was $650,000 and reflected a payment made to compensate him for bonus payments he forfeited from his previous employer by joining Waste Management in November 1999.

  Long-Term Incentives

     Mr. Drury received no stock option awards in 1999 because he received an option award in 1998 intended to compensate him through 1999.

     Mr. Miller received an option grant of 260,000 options in 1999. Of this amount, 10,000 options were granted pursuant to the Non-Employee Director Plan for his service as a director and 250,000 were granted to compensate him for his service as a member of the Executive Committee of the Board of Directors as well as his service as President and CEO.

     Mr. Myers received long-term incentive awards in the form of restricted stock and stock options. Mr. Myers received 265,000 shares of restricted stock, which vest at a rate of one-third per year over three years. This grant was to replace unvested stock option gains he forfeited by leaving his prior employer. He also received 1.5 million stock options. Of this number, 650,000 cliff vest 5 years after the date of grant. However, vesting may be accelerated if certain share price hurdles ($21.50, $27.00 and $34.00) are met for 60 consecutive trading days. The remaining 850,000 options vest incrementally over a five year period. The total option award was intended to provide Mr. Myers with a significant stake in the Company's stock price performance and to induce him to join the Company as CEO.

     All option awards were granted at 100% of fair market value on the date of grant. The performance sensitivity of stock options is a result of options producing income for the recipient only if the stock price rises after the grant date.

  Limitation of Tax Deduction for Executive Compensation

     Under Section 162(m) of the Internal Revenue Code, publicly traded companies may not receive a tax deduction on non-performance based compensation to executive officers in excess of $1 million. The Company's compensation plans have been designed to qualify compensation under those for deductibility under
Section 162(m). The Committee may, however, authorize payment of nondeductible compensation in the future if it determines that such action would be in the best interest of the Company's stockholders.

                                                 Compensation Committee Members:

                                                        Jerome B. York, Chairman
                                                       Pastora San Juan Cafferty
                                                                Paul M. Montrone

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of Waste Management Common Stock to the S&P 500 Index and to the Dow Jones Pollution Control Index for the period of five years commencing December 31, 1994, and ending December 31, 1999. The graph assumes that $100 was invested on December 31, 1994 in Waste Management Common Stock and in each index and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
GRAPH

                                                         COMPANY                       DOW                         S&P
                                                         -------                       ---                         ---
1994                                                     100.00                      100.00                      100.00
1995                                                     166.00                      110.00                      134.00
1996                                                     280.00                      116.00                      161.00
1997                                                     345.00                      123.00                      211.00
1998                                                     410.00                      132.00                      268.00
1999                                                     151.00                       66.00                      320.00

                                      12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
Waste Management....................    $100       $166       $280       $345       $410       $151
Dow Jones Pollution Control Index...    $100       $110       $116       $123       $132       $ 66
S&P 500 Index.......................    $100       $134       $161       $211       $268       $320

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, Messrs. York and Montrone and Ms. Cafferty served on the Compensation Committee of the Board of Directors. During 1999, no executive officer of Waste Management served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Waste Management.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1999, the Company's Board of Directors adopted a strategic plan that includes, among other things, divesting of certain of the Company's international assets, its non-core assets and up to 10% of its North American solid waste assets. Batchelder & Partners, Inc., a financial consulting firm in which Mr. Whitworth owns an approximately 10% interest ("BP"), served as a financial advisor to the Company in connection with its strategic plan. Pursuant to an agreement between BP and the Company, the Company agreed to pay BP a fee of $3 million, payable upon completion of the engagement, reimburse BP for certain expenses and indemnify BP and certain related persons for certain liabilities related to or arising out of its engagement. Additionally, fifty percent of the fee paid to BP by the Company was allocated to Relational Investors LLC ("RILLC"), of which Mr. Whitworth owns an approximately 34% equity interest and serves as a managing member, in accordance with certain agreements between RILLC and its clients, which require fee sharing with respect to certain fees received by RILLC and its affiliates.

     In May 1995, the Company made a personal loan to Douglas G. Sobey, Senior Vice President -- Western Area in the aggregate principal amount of $200,000. Since January 1, 1999, the largest amount outstanding under such loan was approximately $87,000. The loan, which was interest free, was paid in full in March 2000.

     In January 1999, the Company made an interest free loan to Rodney R. Proto, former President and Chief Operating Officer of the Company, in the aggregate principal amount of $3,363,791 for the payment of the federal tax liability due from Mr. Proto's exercise in January 1998 of 360,000 options to purchase shares of the Company's Common Stock. Mr. Proto repaid the loan in full on May 28, 1999.

      PROPOSAL FOR APPROVAL OF AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN

  Description of the Amendment

     Subject to the approval of stockholders, the Board of Directors has amended the Company's Non-Employee Director Plan to increase the number of shares of Common Stock subject to such plan by 1,000,000 shares, thus increasing the authorized shares under the plan from 1,400,000 to 2,400,000 shares. Waste Management has for many years utilized stock incentives as part of its overall compensation program, and the Company's Board of Directors believes stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding non-employee directors and in encouraging such directors to have a greater personal financial investment in Waste Management to more closely align their interests with stockholders.

     When the Non-Employee Director Plan was originally approved at the 1996 annual meeting of stockholders, Waste Management had approximately 66,000,000 shares outstanding. Waste Management currently has over 627,000,000 shares outstanding. Prior to the amendment and as of March 31, 2000, options to acquire 975,000 shares of Waste Management Common Stock had been granted under the Non-Employee Director Plan and 425,000 shares remained available for future awards. Therefore, the Board of Directors believes that the amendment to the Non-Employee Director Plan is necessary to assure that an adequate number of shares of Waste Management Common Stock will be available for future award grants in order to continue to attract and retain services of outside non-employee directors and encourage them to have a personal financial interest in the Company.

     The affirmative vote of the holders of a majority of the shares of Waste Management Common Stock present or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the Non-Employee Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN.

  Description of the Non-Employee Director Plan

     The Non-Employee Director Plan provides that an option to purchase a total of 10,000 shares of Waste Management Common Stock will be automatically granted in January of each year in which a director who is not an officer or full-time employee of Waste Management or any of its subsidiaries is serving as a director. The Board of Directors may, in its discretion, provide for an annual option grant to purchase a different number of shares of Waste Management Common Stock and for additional grants to eligible directors. Each of the continuing non-employee directors of the Company will be eligible to receive the automatic grant, as well as any discretionary grants, in the next fiscal year.

     Stock options granted under the Non-Employee Director Plan permit the recipient to purchase shares of Waste Management Common Stock at the fair market value, determined on the date of grant, regardless of the fair market value on the date of exercise. On March 31, 2000, the fair market value of the Company's Common Stock was approximately $13.56. Each option is for a term of ten years and will become exercisable in full on the first anniversary of the date of grant. The purchase price for shares to be purchased pursuant to options may be paid in cash, by check, by promissory note, by shares of the Company's Common Stock or by a combination of these methods of payments.

     If an option holder ceases to be a director of the Company for any reason other than death, permanent disability, resignation or retirement, such option holder's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. In the event of death, permanent disability, resignation or retirement, the option may be exercised in full by the option holder, his heirs, legatees or legal representatives at any time during its specified term. Upon a change in control (as defined in the plan) of the Company, all options granted under the Non-Employee Director Plan will become immediately exercisable.

  Certain Federal Income Tax Consequences of Options

     All options granted under the Non-Employee Director Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An option holder will generally not recognize any taxable income at the time he is granted a nonqualified stock option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

     The option holder's basis for determination of gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     The foregoing is only a summary of certain effects of federal income taxation upon the option holder and the Company with respect to the grant and exercise of options under the Non-Employee Director Plan, does not purport to be complete and does not discuss the tax consequences of the option holder's death or the income tax law of any local, state or foreign jurisdiction in which any option holder may reside.

     The foregoing description of the Non-Employee Director Plan is qualified in its entirety by, and should be read in conjunction with, the text of the Non-Employee Director Plan, a copy of which, as proposed to be amended, is attached hereto as Appendix A.

              PROPOSAL FOR APPROVAL OF ADOPTION OF INCENTIVE PLAN

  Description of Proposal

     The Board of Directors will present at the Meeting a proposal to approve the adoption of the Incentive Plan which was adopted by the Board of Directors on February 29, 2000, subject to approval of stockholders, and is recommended for approval of the stockholders. The Incentive Plan would authorize the Board of Directors, through its Compensation Committee, to grant, either alone or in combination, nonqualified stock options that do not qualify for special treatment under Section 422 of the Code, incentive stock options under Section 422A of the Code, reload options, alternate appreciation rights, limited rights and stock bonuses. Grants may be made to officers, other employees and consultants of Waste Management who are responsible for or contribute to the management, growth, success and profitability of Waste Management and who are designated by the Compensation Committee.

     The Board of Directors considers stock based incentives to be an important part of the overall compensation package Waste Management has for many years utilized as part of its overall compensation program. The Waste Management Board believes stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment in Waste Management, thus more closely aligning their interests with stockholders. Therefore, the Board of Directors believes that the adoption of the Incentive Plan is necessary to assure that an adequate number of shares of Waste Management Common Stock will be available for future award grants in order to provide appropriate incentives to employees and consultants of the Company.

     The Company currently has a 1993 Stock Incentive Plan (the "1993 Plan") and a 2000 Broad-Based Employee Plan (the "Broad-Based Plan"). The 1993 Plan, which was originally approved by stockholders at the Company's 1993 annual meeting of stockholders, provides for the same types of awards and generally contains the same terms and conditions as the Incentive Plan. The 1993 Plan authorizes a total of 26,500,000 shares for issuance; however, as of February 2000, the number of shares available for issuance under such plan was approximately 2,800,000. Therefore, the Board of Directors adopted the Broad-Based Plan effective February 28, 2000 in order to meet any shortfall of shares available for annual grants awarded in the year 2000. The Broad-Based Plan, because it meets the definition of "broadly-based" under the NYSE rules and policies concerning stockholder approval, did not require approval of stockholders. The Broad-Based Plan authorizes the issuance of 3,000,000 shares for grants of awards, and generally provides for the same types of awards and contains the same terms and conditions as both the Incentive Plan and the 1993 Plan; provided, however, that only employees who are not officers of the Company are eligible for awards under the Broad-Based Plan. At its meeting in February 2000, the Compensation Committee issued annual grants of awards to employees of the Company under the Broad-Based Plan and the 1993 Plan, nearly exhausting all of the shares available under such plans. As of March 31, 2000, there were available for issuance approximately 964,000 shares under the 1993 Plan and approximately 234,000 shares under the Broad-Based Plan. Therefore, adoption of the Incentive Plan is necessary to ensure shares will be available for future awards.

     The affirmative vote of the holders of a majority of the shares of Waste Management Common Stock present or represented by proxy and entitled to vote at the Meeting is required for approval of the adoption of the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE INCENTIVE PLAN.

  Description of Incentive Plan

     Stock options permit the recipient to purchase shares of Waste Management Common Stock at the fair market value, determined on the date of grant, regardless of the fair market value on the date of exercise. Reload options, which are granted concurrently with or subsequent to the award of stock options, permit the option holder to receive options to purchase that number of shares of Common Stock, at the fair market value on the date the reload option becomes effective, that is equal to the number of shares of Common Stock used to pay the exercise price of the related stock option or, to the extent authorized by the Compensation Committee, the number of shares of Common Stock withheld by the Company for payment of the exercise price of the related stock option or used to satisfy any tax withholdings incident to the exercise of the related stock option. Alternate appreciation rights, which are granted concurrently with or subsequent to the award of any stock option or reload option, permit the holder thereof to receive the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option, payable in shares of Common Stock. Limited rights may be granted in connection with stock options, reload options, or alternate appreciation rights, and, like alternate appreciation rights, allow the holder thereof to receive the appreciation on the related option or right, payable in shares of Common Stock, but only during a specified limited time period. The exercise of an alternative appreciation right or limited right generally cancels an equal number of options or rights related to the exercised alternative appreciation or limited right. Stock bonuses may provide the recipient all of the rights of a Waste Management stockholder, including the right to vote the shares and receive dividends; however, the stock may not be transferred by the recipient until certain restrictions, consisting of performance or time based vesting criteria (as determined by the Compensation Committee), lapse. On March 31, 2000, the fair market value of the Company's Common Stock was approximately $13.56.

     Each stock option granted under the Incentive Plan must be exercised within ten years after the date of grant, unless earlier terminated in connection with termination of employment, and becomes exercisable in accordance with the terms established by the Compensation Committee at the time of grant. Reload options have the same terms as the underlying stock options, and must be exercised within the same time period as the underlying stock option. Reload options become exercisable six months after the date of grant. Alternate appreciation and limited rights also have the same terms as their related securities, and alternative appreciation rights are exercisable to the same extent as any related security. Limited rights are exercisable for a period of seven months following a change in control of the Company (as defined in the Incentive Plan); provided, they are never exercisable within the six-month period following the date of grant.

     In addition to the overall limit of 29,000,000 shares available for issuance under the Incentive Plan, in accordance with the requirements of
Section 422 of the Code, the plan limits the number of shares that may be subject to incentive stock options to 29,000,000 shares. In accordance with the requirements of the regulations under Section 162(m) of the Code, the Inventive Plan limits the number of shares that may be granted to an individual participant in any fiscal year to 1,500,000 shares. Additionally, the Incentive Plan limits the amount of shares that may be used for alternate appreciation rights, limited rights and stock bonuses to 25% of the shares authorized under the Incentive Plan.

     New Plan Benefits. Future grants to be made under the 2000 Stock Incentive Plan will be authorized by the Compensation Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     Nonqualified Stock Options. For a description of the federal income tax consequences of nonqualified stock options, see "Certain Federal Income Tax Consequences of Options" described above, under "Description of the Non-Employee Director Plan."

     Incentive Stock Options. Upon the grant or exercise of an "incentive stock option" within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and Waste Management will not be entitled to any deduction. However, the excess of the fair market value of the stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of stock underlying an incentive stock option are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to Waste Management. If the shares are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the option, the excess of the fair market value of the shares upon the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price, will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowed to Waste Management. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant. If an option that is intended to qualify as an incentive stock option is exercised by a person who was not continually employed by Waste Management or certain of its affiliates from the date of grant of such option to a date not more than three months prior to such exercise (or one year if such person is disabled), then such option will not qualify as an incentive stock option and will instead be taxed as a nonqualified stock option, as described above.

     The foregoing does not constitute a definitive statement of the federal income tax effects of options under the Incentive Plan, and each participant in the plan should consult with his own tax advisor to determine the particular tax effects of the provisions discussed herein.

     The foregoing description of the Incentive Plan is qualified in its entirety by, and should be read in conjunction with, the text of the Incentive Plan, a copy of which is attached hereto as Appendix B.

                 PROPOSAL FOR APPROVAL OF AMENDMENT TO THE ESPP

  Description of the Amendment

     The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by its employees. Accordingly, the Board of Directors approved the establishment of the ESPP, which was approved by the Company's stockholders at the Company's 1997 annual meeting of stockholders. An aggregate of 1,000,000 shares of Common Stock was originally authorized for purchase and issuance pursuant to the ESPP. As of March 31, 2000, approximately 55,000 employees were eligible to participate in the ESPP whereas only approximately 5,350 employees were eligible at the time of the ESPP's original adoption. As of March 31, 2000, approximately 367,500 shares were available for purchase and issuance under the ESPP. Therefore, the Board of Directors will present at the Meeting a proposal to approve an amendment to the ESPP that would increase the number of shares authorized for purchase and issuance under the ESPP to 2,250,000 shares of Common Stock.

     The affirmative vote of the holders of a majority of the shares of Waste Management Common Stock present or represented by proxy and entitled to vote at the Meeting is required for approval of the adoption of the ESPP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE ESPP.

  Description of the ESPP

     On the first day (the "Enrollment Date") of each six month period (each, an "Offering Period") commencing on January 1 and terminating the following June 30 or commencing on July 1 and terminating on the following December 31, each employee who is eligible to participate in the ESPP and who has enrolled therein will receive an option to purchase on the last day of the applicable Offering Period (the "Exercise Date") up to a number of shares of Common Stock determined by dividing such employee's payroll deductions accumulated in the ESPP during such Offering Period by 85% of the fair market value of a share of Common Stock on the applicable Enrollment Date or Exercise Date, whichever is lower. The price of each of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of Common Stock on the Enrollment Date, or (ii) 85% of the fair market value of a share of Common Stock on the applicable Exercise Date. On March 31, 2000, the fair market value of the Company's Common Stock was approximately $13.56.

     The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to interpret all provisions of the ESPP. All employees of the Company and its participating subsidiaries who have been employed by the Company for at least one year are eligible to participate in the ESPP, except for employees whose customary employment is twenty hours or fewer per week or employees whose customary employment is for not more than five months in any calendar year.

     Eligible employees may elect to participate in the ESPP by completing an enrollment agreement provided by the Company that authorizes payroll deductions from such employee's pay. The payroll deduction may not exceed ten percent of the employee's gross pay. In addition, an employee cannot contribute more than any amount which would (a) result in the employee, immediately after the purchase of Common Stock under the ESPP, owning Common Stock and/or holding outstanding options to purchase Common Stock possessing five percent or more of the total combined voting power of all outstanding capital stock of the Company, or (b) permit such employee to purchase capital stock of the Company under all stock purchase plans of the Company at a rate which would exceed $25,000 in fair market value of capital stock in a calendar year in which such employee has outstanding options to purchase Common Stock. In any event, no employee may make payroll deductions in any one-year in excess of $21,250.

     The Compensation Committee shall invest all payroll deductions in the Company's general corporate account. No interest shall accrue or be credited to such payroll deductions, and an employee participating in the ESPP may not make any additional payments into such account. Employees may purchase Common Stock under the ESPP only through payroll deductions.

     The Board of Directors may amend the ESPP at any time. However, the ESPP may not be amended in any way that will cause rights issued thereunder to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.

     The ESPP terminates on (i) the Exercise Date that employees participating in the ESPP become entitled to purchase an aggregate number of shares of Common Stock greater than the number of reserved shares of Common Stock remaining available for purchase under the ESPP, or (ii) the date on which the ESPP is terminated by the Board of Directors.

  Federal Income Tax Consequences

     The ESPP is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code, which provides that an employee does not have to pay any federal income tax when he joins the ESPP or when he receives shares of Common Stock. The employee is, however, required to pay a federal income tax on the difference, if any, between the price at which he sells the shares received under the ESPP and the price paid for them.

     The foregoing does not constitute a definitive statement of the federal income tax effects under the ESPP, and each participant in the ESPP should consult with his own tax advisor to determine the particular tax effects of the provisions discussed herein.

     The foregoing description of the ESPP is qualified in its entirety by, and should be read in conjunction with, the text of the ESPP, a copy of which, as proposed to be amended, is attached hereto as Appendix C.

                       PROPOSAL FOR SELECTION OF AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to approval by the stockholders, the firm of Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000. This firm acted as auditors for the Company during the year ended December 31, 1999.

     Representatives of Arthur Andersen LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

                           PROPOSALS OF STOCKHOLDERS

     The Board of Directors will consider proposals of stockholders intended to be presented for action at the 2001 annual meeting of stockholders. Pursuant to the Company's By-laws, any stockholder proposals must be submitted in writing and be received at the Company's principal executive offices, 1001 Fannin Street, Suite 4000, Houston, Texas 77002, Attn: Corporate Secretary no later than December 6, 2000, and no earlier than November 6, 2000 to be included in the Company's proxy statement relating to the 2001 annual meeting of stockholders.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Meeting or any adjournment thereof, it is intended that the proxies solicited hereby be voted thereon in accordance with the recommendations of the Board of Directors of the Company.

                                                                      APPENDIX A

                             WASTE MANAGEMENT, INC.
                             1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     1. PURPOSE. The principal purpose of this 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to benefit WASTE MANAGEMENT, INC. (the "Company") and its subsidiaries through offering its directors who are not officers or full-time employees of the Company or any of its subsidiaries an opportunity to become holders of stock in the Company, thereby giving them a stake in the growth and prosperity of the Company, in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and to encourage them to continue serving as directors of the Company.

     2. ADMINISTRATION. The Plan shall be administered by the Executive Committee of the Board of Directors (the "Committee"), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive."

     3. ELIGIBILITY. Options shall be granted under this Plan only to members of the Board of Directors who are not officers or full-time employees of the Company or any of its subsidiaries (each such director receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4. GRANT OF OPTIONS. (a) An option under which a total of 10,000 shares of the common stock of the Company may be purchased from the Company shall be automatically granted to each eligible director of the Company on the first business day of January of each year in which such eligible director is still serving as a director (whether or not such director's term has been continuous). Notwithstanding the foregoing, the Committee may provide for an annual option grant for the purchase of a different number of Company shares and for such additional grants to eligible persons under this Plan as the Committee may in its discretion determine. The aggregate number of shares which shall be available to be so optioned under this Plan shall be 2,400,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided in Paragraph 10 hereof. No option shall be granted under the Plan subsequent to January 1, 2006.

     (b) Notwithstanding any of the foregoing to the contrary, in the event an option expires or is terminated or canceled unexercised as to any shares of common stock, such released shares may again be the subject of an option granted under the Plan. Shares subject to options may be made available from unissued or reacquired shares of common stock.

     (c) Nothing contained in the Plan or in any option granted pursuant thereto shall in itself confer upon any Optionee any right to continue serving as a director of the Company or interfere in any way with any right of the Board of Directors or stockholders of the Company to remove such director pursuant to the restated certificate of incorporation or by-laws of the Company or applicable law.

     5. OPTION PRICE. Subject to adjustment under Paragraph 10 hereof, the option price shall be the fair market value, on the date as of which the option is granted, of the stock subject to the option, which shall be, for purposes of this Paragraph, the lowest trading price of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition) (or, if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on the date as of which the option is granted.

     6. DURATION OF OPTIONS; VESTING. Subject to the provisions of Paragraph 8 hereof, each option shall be for a term of ten years. Each option shall become exercisable with respect of 100% of the total number of shares subject to the option on the first anniversary of the date of grant.

     7. EXERCISE OF OPTION. (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash, by check, or a "cashless-broker" exercise pursuant to procedures established by the Committee from time to time, by a promissory note in the form specified by the Company and payable to the Company 15 business days after the date of exercise of the option, by shares of the Company's common stock or by a combination of these methods of payment. For this purpose, the per share value of the Company's common stock shall be the fair market value on the date of exercise (or if the date of exercise is not a trading day on the trading day next preceding the date of exercise), which shall be, for purposes of this Paragraph, the average of the highest and lowest sales price of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Southwest Edition) (or, if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on such date.

     (b) At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in consideration with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. TERMINATION-EXERCISE THEREAFTER. (a) In the event an Optionee ceases to be a director of the Company for any reason other than death, permanent disability, resignation or retirement, such Optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately.

     (b) In the event of death, permanent disability (as the term is defined in the Social Security Act, as now in effect or as it shall be subsequently amended), resignation or retirement, the vesting of any unvested options shall accelerate and such options may be exercised in full by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees, or legal representatives, as the case may be, at any time during its specified term after the date of death, permanent disability, resignation or retirement.

     9. TRANSFERABILITY. (a) Except as provided in subparagraph (b) below, no Option will be transferable by an Optionee other than by will or the laws of descent and distribution and Options will be exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's legal representative.

     (b) Notwithstanding the foregoing, Options may be transferred (in whole or in part in a form approved by the Company) by an Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Optionee, or (iii) a partnership in which such Immediate Family Members and, if applicable, the Optionee are the only partners. Following any such transfer, the Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer. A transferee of an Option may not transfer the Option except to an Immediate Family Member or the Optionee.

     10. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan and for each share of common stock then subject to an option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction, and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan and to each share of common stock then subject to an option granted under the Plan. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted.

     11. CHANGE IN CONTROL. Any option granted under the Plan prior to the date of a "Change in Control" shall be immediately exercisable in full on such date, without regard to any times of exercise established under the Paragraph 6 hereof. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

          (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (ii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

          (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     12. AMENDMENT OF PLAN. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time, provided, however, that the Plan may not be amended more than once every six months except to comport with the changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1976, as amended, or the rules and regulations under each, and provided further, that no such amendment or discontinuance shall (a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of voting common stock of the Company which are present or represented at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all eligible directors pursuant to the Plan, (ii) change the purchase price, or (iii) change the option period or increase the time limitations on the grant of options.

                                                                      APPENDIX B

                             WASTE MANAGEMENT, INC.

                           2000 STOCK INCENTIVE PLAN

                               ARTICLE I. GENERAL

     SECTION 1.1. Purpose. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) closely associate the interests of the employees and consultants of Waste Management, Inc. and its Subsidiaries and Affiliates (collectively referred to as the "Company") with the shareholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide employees and consultants with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented employees and consultants; and (4) provide an incentive to employees and consultants for continuous employment with or services to the Company.

     SECTION 1.2. Administration.

     (a) The Plan shall be administered by a committee of non-employee directors appointed by the Board of Directors of the Company (the "Committee"), as constituted from time to time.

     (b) The Committee shall have the authority, in its sole discretion and from time to time to:

          (i) designate the employees and consultants or classes of employees of and consultants to the Company eligible to participate in the Plan;

          (ii) grant awards ("Awards") provided in the Plan in such form and amount as the Committee shall determine;

          (iii) impose such limitations, restrictions, and conditions, not inconsistent with this Plan, upon any such Award as the Committee shall deem appropriate; and

          (iv) interpret the Plan and any agreement, instrument, or other document executed in connection with the Plan; adopt, amend, and rescind rules and regulations relating to the Plan; and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive, and binding upon all persons, including the Company, any participant, any stockholder of the Company, and any employee or consultant. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     SECTION 1.3. Eligibility for Participation. Participants in the Plan ("Participants") shall be selected by the Committee from the employees of and consultants to the Company who are responsible for or contribute to the management, growth, success and, profitability of the Company. In making this selection and in determining the form and amount of Awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and growth.

     SECTION 1.4. Types of Awards Under Plan. Awards under the Plan may be in the form of any one or more of the following:

        (i)   Stock Options, as described in Article II;

        (ii)  Incentive Stock Options, as described in Article III;

        (iii) Reload Options, as described in Article IV;

        (iv) Alternate Appreciation Rights, as described in Article V;

        (v)  Limited Rights, as described in Article VI;

        (vi) Substitution Awards, as described in Article VII; and/or

        (vii) Stock Bonus Awards, as described in Article VIII.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Committee, and not inconsistent with this Plan.

     SECTION 1.5. Aggregate Limitation on Awards.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock, $.01 par value, of the Company ("Common Stock"). Subject to the further provisions of this Section 1.5 and
Section 9.10, the maximum number of shares of Common Stock which may be issued under the Plan shall be 29,000,000; provided, however, that no more than 25% of such shares may be used for Awards under Articles V, VI and VIII herein.

     (b) For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan:

          (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Reload Option;

          (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Appreciation Rights shall be counted; and

          (iii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock or another Award under the Plan are used or withheld as full or partial payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Reload Option;

provided, however, in all events the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 29,000,000.

     (c) In addition to shares of Common Stock actually issued pursuant to the exercise of Stock Options, Incentive Stock Options, Reload Options, or Alternate Appreciation Rights, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article VI) shall have been exercised.

     (d) Shares tendered by a Participant or withheld as payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Reload Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option, Incentive Stock Option, or Reload Option that for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option, Incentive Stock Option, or Reload Option that are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

     (e) The maximum number of shares of Common Stock with respect to which any Participant may receive Awards in any calendar year is 1,500,000.

     SECTION 1.6. Effective Date and Term of Plan.

     (a) The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter.

     (b) No Awards shall be made under the Plan after the tenth anniversary of the effective date of this Plan; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           ARTICLE II. STOCK OPTIONS

     SECTION 2.1. Award of Stock Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan one or more options to purchase the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan.

     SECTION 2.2. Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of the Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

     SECTION 2.3. Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be an amount selected by the Committee and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

     SECTION 2.4. Term and Exercise. A Stock Option shall not be exercisable prior to six months from the date of its grant unless a shorter period is provided by the Committee or by another Section of this Plan, and may be exercised during the period established by the Committee, but not after ten years from the date of grant thereof (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

     SECTION 2.5. Manner of Payment. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash, which may be pursuant to a "cashless-broker" exercise pursuant to procedures established by the Committee from time to time, or with previously owned Common Stock, or at the discretion of the Committee, in whole or in part with, the surrender of another Award under the Plan, the withholding of shares of Common Stock issuable upon exercise of such Stock Option, other property, or any combination thereof (each based on the Fair Market Value of such Common Stock, Award or other property on the date the Stock Option is exercised as determined by the Committee).

     SECTION 2.6. Delivery of Shares. As soon as practicable after receipt of payment, the Committee shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

     SECTION 2.7. Death, Retirement and Termination of Employment of
Optionee. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Committee:

     (a) Upon the death of the Optionee, any rights to the extent exercisable by the Optionee on the date of termination of employment or consulting, as the case may be, may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death.

     (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such Stock Options are exercisable on the date of such termination of employment.

     (c) Except as provided in Subsections (a) and (b) of this Section 2.7, or except as otherwise determined by the Committee, all Stock Options shall terminate three months after the date of the termination of the Optionee's employment or consulting, as the case may be, and shall be exercisable during such period only to the extent exercisable on the date of termination of employment or consulting.

     SECTION 2.8. Tax Election. Recipients of Stock Options who are directors or executive officers of the Company or who own more than 10% of the Common Stock of the Company ("Section 16(a) Option Holders") at the time of exercise of a Stock Option may elect, in lieu of paying to the Company an amount required to be withheld under applicable tax laws in connection with the exercise of a Stock Option in whole or in part, to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld. Such election may not be made prior to six months following the grant of the Stock Option, except in the event of a Section 16(a) Option Holders's death or disability. The election may be made at the time the Stock Option is exercised by notifying the Company of the election, specifying the amount of such withholding and the date on which the number of shares to be withheld is to be determined ("Tax Date"), which shall be either (i) the date the Stock Option is exercised or (ii) a date six months after the Stock Option was granted, if later. The number of shares of Common Stock to be withheld to satisfy the tax obligation shall be the amount of such tax liability divided by the fair market value of the Common Stock on the Tax Date (or if not a business day, on the next closest business day). If the Tax Date is not the exercise date, the Company may issue the full number of shares of Common Stock to which the Section 16(a) Option Holders is entitled, and such option holder shall be obligated to tender to the Company on the Tax Date a number of such shares necessary to satisfy the withholding obligation. Certificates representing such shares of Common Stock shall bear a legend describing such Section 16(a) Option Holders obligation hereunder.

     SECTION 2.9. Effect of Exercise. The exercise of any Stock Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, that is equal to the number of shares of Common Stock purchased pursuant to said option unless otherwise agreed by the Committee in an Award Agreement or otherwise.

                      ARTICLE III. INCENTIVE STOCK OPTIONS

     SECTION 3.1. Award of Incentive Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any employee of the Company or a Subsidiary one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to purchase the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

     SECTION 3.2. Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

     SECTION 3.3. Incentive Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, the Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company and its subsidiaries shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

     SECTION 3.4. Term and Exercise. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant unless a shorter period is provided by the Committee or another Section of this Plan, and may be exercised during the period established by the Committee, but not after ten years from the date of grant thereof (the "Option Term"). No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

     SECTION 3.5. Maximum Amount of Incentive Stock Option Grant. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.

     SECTION 3.6. Death of Optionee. Unless otherwise provided in an Award
Agreement:

     (a) Upon the death of the Optionee, any Incentive Stock Option exercisable by the Optionee on the date of termination of employment may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the Optionee's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death.

     SECTION 3.7. Retirement or Disability. Unless otherwise provided in an Award Agreement, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

     SECTION 3.8. Termination for Other Reasons. Except as provided in Sections
3.6 and 3.7 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate three months after the date of the termination of the Optionee's employment and shall be exercisable during such period only to the extent exercisable on the date of termination of employment.

     SECTION 3.9. Applicability of Stock Options Sections. Sections 2.5, Manner of Payment; 2.6, Delivery of Shares; 2.8, Tax Elections and 2.9, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Such Sections are incorporated by reference in this Article III as though fully set forth herein.

                           ARTICLE IV. RELOAD OPTIONS

     SECTION 4.1. Authorization of Reload Options. Concurrently with or subsequent to the award of Stock Options to any Participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase shares of Common Stock. The number of Reload Options shall equal (i) the number of shares of Common Stock used to pay the exercise price of the underlying Stock Options or Incentive Stock Options and (ii) to the extent authorized by the Committee, the number of shares of Common Stock withheld by the Company in payment of the exercise price underlying the Stock Option or Incentive Stock Option or used to satisfy any tax withholding requirement incident to the exercise of the underlying Stock Options or Incentive Stock Options. The grant of a Reload Option will become effective upon the exercise of underlying Stock Options, Incentive Stock Options, or Reload Options through the use of shares of Common Stock held by the Optionee or the withholding of shares by the Company in payment of the exercise price of the underlying Stock Option or Incentive Stock Option held by the Optionee. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

     SECTION 4.2. Reload Option Amendment. Each Award Agreement shall state whether the Committee has authorized Reload Options with respect to the Stock Options and/or Incentive Stock Options covered by such Award Agreement. Upon the exercise of an underlying Stock Option, Incentive Stock Option, or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Award Agreement in such form as the Committee shall approve.

     SECTION 4.3. Reload Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

     SECTION 4.4. Term and Exercise. Each Reload Option is fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying Stock Option and/or Incentive Stock Option.

     SECTION 4.5. Termination of Employment. Unless otherwise determined by the Committee in an Award Agreement or otherwise, no additional Reload Options shall be granted to Optionees when Stock Options, Incentive Stock Options, and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment.

     SECTION 4.6. Applicability of Stock Options Sections. Sections 2.5, Manner of Payment; 2.6, Delivery of Shares; 2.7, Death, Retirement and Termination of Employment of Optionee; 2.8, Tax Election; and 2.9, Effect of Exercise, applicable to Stock Options, shall apply equally to Reload Options. Such Sections are incorporated by reference in this Article IV as though fully set forth herein.

                    ARTICLE V. ALTERNATE APPRECIATION RIGHTS

     SECTION 5.1. Award of Alternate Appreciation Rights. Concurrently with or subsequent to the award of any Stock Option, Incentive Stock Option, or Reload Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related alternate appreciation right permitting the Optionee to be paid the appreciation on the Option in lieu of exercising the Option ("Alternate Appreciation Right").

     SECTION 5.2. Alternate Appreciation Rights Agreement. Alternate Appreciation Rights shall be evidenced by written Award Agreements in such form as the Committee may from time to time determine.

     SECTION 5.3. Exercise. An Optionee who has been granted Alternate Appreciation Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Appreciation Rights and thereby become entitled to receive from the Company payment in Common Stock of the number of shares determined pursuant to Sections 5.4 and 5.5. Alternate Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Appreciation Rights.

     SECTION 5.4. Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Appreciation Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Option Price per share on the Option related to such Alternate Appreciation Right. A Section 16(a) Option Holder may elect to withhold shares of Common Stock issued under this Section to pay taxes as described in Section 2.8.

     SECTION 5.5. Form of Payment. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 5.4 by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.

     SECTION 5.6. Effect of Exercise. Unless otherwise provided in an Award Agreement or agreed to by the Committee, the exercise of any Alternate Appreciation Rights shall cancel an equal number of Stock Options,

Incentive Stock Options, Reload Options, and Limited Rights, if any, related to said Alternate Appreciation Rights.

     SECTION 5.7. Termination of Employment, Retirement, Death or
Disability. Unless otherwise provided in an Award Agreement or agreed to by the
Committee:

          (a) Upon termination of the Optionee's employment (including employment as a director of the Company after an Optionee terminates employment as an employee of the Company) by reason of permanent disability or retirement (as each is determined by the Committee) or consulting, the Optionee may, within six months from the date of such termination, exercise any Alternate Appreciation Rights to the extent such Alternate Appreciation Rights are exercisable during such six-month period.

          (b) Except as provided in Section 5.7(a), all Alternate Appreciation Rights shall terminate three months after the date of the termination of the Optionee's employment, consulting or upon the death of the Optionee.

                           ARTICLE VI. LIMITED RIGHTS

     SECTION 6.1. Award of Limited Rights. Concurrently with or subsequent to the award of any Stock Option, Incentive Stock Option, Reload Option, or Alternate Appreciation Right, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option ("Limited Right").

     SECTION 6.2. Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written Award Agreements in such form as the Committee may from time to time determine.

     SECTION 6.3. Exercise Period. Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control of the Company (the "Exercise Period"); provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant.

     SECTION 6.4. Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price per share of Common Stock covered by the related Option and the Market Price of a share of such Common Stock. "Market Price" is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange -- Composite Transactions) during the 60-day period prior to the Change in Control.

     SECTION 6.5. Form of Payment. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 6.4, shall be made solely in cash.

     SECTION 6.6. Effect of Exercise. If Limited Rights are exercised, the Stock Options, Incentive Stock Options, Reload Options, and Alternate Appreciation Rights, if any, related to such Limited Rights shall cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Stock Options, Incentive Stock Options, Reload Options, and Alternate Appreciation Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related options and Alternate Appreciation Rights were exercised or terminated.

     SECTION 6.7. Retirement or Disability. Upon termination of the Optionee's employment (including employment as a director of the Company after an Optionee terminates employment as an employee of the Company) by reason of permanent disability or retirement (as each is determined by the Committee) or consulting, the Optionee may, within six months from the date of such termination, exercise any Limited Right to the extent such Limited Right is exercisable during such six-month period.

     SECTION 6.8. Death of Optionee or Termination for Other Reasons. Except as provided in Sections 6.7 and 6.9, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment, consulting or upon the death of the Optionee.

     SECTION 6.9. Termination Related to a Change in Control. The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 6.7 and 6.8, respectively, is waived during the Exercise Period as to an Optionee who (i) was employed by the Company at the time of the Change in Control and
(ii) is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the Optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

                        ARTICLE VII. SUBSTITUTION AWARDS

     SECTION 7.1. Awards may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary or an Affiliate.

                        ARTICLE VIII. BONUS STOCK AWARDS

     SECTION 8.1. Award of Bonus Stock. The Committee may from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan shares of Common Stock ("Stock Bonus"). A Stock Bonus shall vest (i) in the case of performance-based vesting criteria, no sooner than one year following the date of the Stock Bonus grant, and (ii) in the case of time-based vesting criteria, no sooner than one-third of the grant on each subsequent anniversary of the date of grant. Notwithstanding the foregoing, the Committee may grant a fully vested Stock Bonus in lieu of an earned cash bonus.

     SECTION 8.2. Stock Bonus Agreements. The grant of a Stock Bonus shall be evidenced by a written Award Agreement, executed by the Company and the recipient of a Stock Bonus, in such form as the Committee may from time to time determine, providing for the terms of such grant, including any vesting schedule, restrictions on the transfer of such Common Stock or other matters.

                           ARTICLE IX. MISCELLANEOUS

     SECTION 9.1. General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject to or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     SECTION 9.2. Non-Assignability. Except as provided below, no Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, and during the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

     Notwithstanding the foregoing, as provided by the Committee in an Award Agreement, Awards (other than Incentive Stock Options) may be transferred (in whole or in part in a form approved by the Company) by a Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant, or (iii) a partnership in which such Immediate Family Members and, if applicable, the Participant are the only partners. Following any such transfer, the Award shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to the transfer. A transferee of an Award may not transfer the Award except to an Immediate Family Member or the Participant.

     SECTION 9.3. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificates for such shares. Alternatively, the Company may issue or transfer such shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     SECTION 9.4. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of, or consulting to, the Company or effect any right which the Company may have to terminate the employment or consulting relationship of such Participant.

     SECTION 9.5. Non-Uniform Determination. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     SECTION 9.6. Rights as a Shareholder. The recipient of any Award under the Plan shall have no right as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     SECTION 9.7. Definitions. In this Plan the following definitions shall apply:

          (a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Company or any subsidiary thereof.

          (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          (c) "Fair Market Value" as of any date and in respect or any share of Common Stock means the lowest reported trading price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange -- Composite Transactions) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been quoted on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

          (d) "Option" means Stock Option, Incentive Stock Option, or Reload Option.

          (e) "Option Price" means the purchase price per share of the Common Stock deliverable upon the exercise of a Stock Option, Incentive Stock Option, or Reload Option.

          (f) "Change in Control" means the occurrence, at any time during the specified term of an Option granted under the Plan, of any of the following events:

             (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

             (ii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

             (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner") is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
        Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

             (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     SECTION 9.8. Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

     SECTION 9.9. Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

     SECTION 9.10. Adjustments. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distributions, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock that may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

     SECTION 9.11. Changes in the Company's Capital Structure.

          (a) The existence of outstanding Options, Alternative Appreciation Rights, or Limited Rights shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (ii) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

          (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of stock or other securities to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

          (d) If the Company is merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Committee may direct that any of the following shall occur:

             (i) If the successor entity is willing to assume the obligation to deliver shares of stock or securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the Option Price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and any related Alternate Appreciation Right and Limited Right associated with such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets.

             (ii) The Committee may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option and any related Alternate Appreciation Right or Limited Option such that such Option and related Alternate Appreciation Right and Limited Right shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets.

             (iii) The Committee may cancel all outstanding Options and Alternate Appreciation Rights (but not Limited Rights) as of the effective date of any such merger, consolidation, or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation, or sale of assets, and each holder of an Option shall have the right to exercise such Option and any related Alternate Appreciation Right in full during a period of not less than 30 days prior to the effective date of such merger, consolidation, or sale of assets. No action taken by the Committee under this subsection shall have the effect of terminating, and nothing in this subsection shall permit the Committee to terminate, any Limited Right held by an Optionee.

          (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or services convertible into shares of capital stock, for cash property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     SECTION 9.12. Change in Control. Any Award granted under the Plan prior to the date of a Change in Control shall be immediately exercisable in full on such date, without regard to any times of exercise established under its Award Agreement; provided, however, in no event shall Stock Options or Incentive Stock Options be exerciseable after the tenth anniversary of their respective grant dates.

     SECTION 9.13. Amendment of the Plan.

          (a) The Committee may without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

          (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 9.10), (ii) extend the period during which any Award may be granted or exercised, (iii) extend the term of the Plan, (iv) change the class of eligible Participants in the Plan, or (v) materially increase benefits available to Participants under the Plan if such increase would require shareholder approval pursuant to the listed company rules of the New York Stock Exchange, Inc. as such rules may be amended from time to time. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her.

     SECTION 9.14. Effective Date. The Plan shall become effective upon stockholder approval.

                                                                      APPENDIX C

                             WASTE MANAGEMENT, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

     Waste Management, Inc. hereby establishes the Waste Management, Inc. 1997 Employee Stock Purchase Plan (the "Plan"), the terms of which are as set forth below.

     1. Definitions. As used in the Plan the following terms shall have the meanings set forth below:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 4 below.

     (d) "Common Stock" means the common stock, $0.01 par value, of the Company.

     (e) "Company" means Waste Management, Inc., a Delaware corporation, or any successor.

     (f) "Continuous Employment" means the absence of any interruption or termination of service as an Eligible Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of an authorized leave of absence, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     (g) "Eligible Compensation" means, with respect to each Participant for each pay period; the regular base earnings paid to the Participant by the Company or one or more Participating Subsidiaries during the Offering Period, plus any elective salary deferral contributions made therefrom pursuant to Code
Section 125 or Section 401(k).

     (h) "Eligible Employee" means an employee of the Company or one of its Participating Subsidiaries who is customarily employed for at lease 20 hours per week and more than five months in a calendar year.

     (i) "Enrollment Date" means the first day of each Offering Period.

     (j) "Exercise Date" means the last day of each Offering Period.

     (k) "Exercise Price" means the price per share of the shares of Common Stock offered in a given Offering Period determined as provided in Section 10 below.

     (l) "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of .a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

     (m) "Offering Period" means each six-month period commencing on January 1 and terminating on the following June 30 or commencing on July 1 and terminating on the following December 31; provided, however, the initial Offering Period shall commence on the later of (i) April l, 1997 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and ending on the first June 30 or December 31 to occur thereafter.

     (n) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in
Section 7 below.

     (o) "Participating Subsidiary" means any Subsidiary not excluded from participation in the Plan by the Committee, in its sole discretion.

     (p) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

  2.  Purpose of the Plan.

     The purpose of the Plan is to provide an incentive for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

  3.  Shares Reserved for the Plan.

     There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 2,250,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares. If and to the extent that any-.option to purchase shares of Common Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

  4.  Administration of the Plan.

     (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in this Plan or to reconcile any inconsistency in this Plan or any Option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

     (b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

  5.  Eligibility to Participate in the Plan.

     Subject to limitations imposed by Section 423(b) of the Code, any Eligible Employee who is employed by the Company or a Participating Subsidiary on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

  6.  Offering Periods.

     The Plan shall consist of consecutive Offering Periods until the Plan is terminated.

  7.  Election to Participate in the Plan.

     (a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Offering Period.

     (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.

     (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the Exercise Date of such Offering Period shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the succeeding Offering Period.

  8. Payroll Deductions.

     (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1 % to 10% of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1 %, 2%, 3%, etc.) of the Participant's Eligible Compensation.

     (b) All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (c) Except as provided in Section 12, a Participant may not change his contribution election during an Offering Period.

     (d) Notwithstanding the foregoing, no Participant may make payroll deductions during any year in excess of $21,250.

  9. Grant of Options.

     (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 9(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date for such Offering Period (at the Exercise Price determined as provided in Section 10 below) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated during the Offering Period ending on such Exercise Date by 85% of the fair market value of a share of the Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  10. Exercise Price.

     The Exercise Price of each of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock. on the Enrollment Date, or (ii) 85% of the Fair Market Value of a share of the Common Stock on the applicable Exercise Date.

  11. Exercise of Options.

     Unless a Participant withdraws from the Plan as provided in Section 12, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant's account. Any amount remaining in the Participant's account after an Exercise Date shall be refunded to the Participant.

  12. Withdrawal; Termination of Employment.

     (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Offering Period directing the Company to resume payroll deductions.

     (b) Upon termination of the Participant's Continuous Employment prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of death, to the Participant's estate, and the Participant's options to purchase shares under the Plan will be automatically terminated.

     (c) In the event a Participant ceases to be an Eligible Employee during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant's account will be returned to the Participant, and the Participant's options to purchase shares under the Plan will be terminated.

     (d) A Participant's withdrawal from an Offering Period will not affect the Participant's eligibility to participate in a succeeding Offering Period.

  13. Transferability.

     Options to purchase Common Stock granted under the Plan are not transferable by a Participant and are exercisable only by the Participant.

  14. Reports.

     Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

  15. Adjustments Upon Changes in Capitalization.

     (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

     (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each, option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

     (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

  16. Amendment of the Plan.

     The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

  17. Termination of the Plan.

     The Plan and all rights of Eligible Employees hereunder shall terminate:

     (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

     (b) at any time, at the discretion of the Board.

     In the event that the Plan terminates under circumstances described in
Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

  18. Notices.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

  19. Shareholder Approval.

     The Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted by the Board of Directors. If such shareholder approval is not obtained prior to the first Exercise Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn on such Exercise Date pursuant to Section 12.

  20. Conditions Upon Issuance of Shares.

     (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

     (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to all applicable tax laws of such: amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

                             WASTE MANAGEMENT, INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2000

     The undersigned hereby appoints A. Maurice Myers and Lawrence O'Donnell, III as proxies, and each of them with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of Waste Management, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2000, at 11:00 a.m., Central time, or at any adjournment thereof, as follows:

     An executed Proxy that does not designate a vote shall be deemed to grant authority for any item not designated.

     ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3, 4 and 5. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.


ATTENTION PARTICIPANTS IN 401(K) PLANS: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan or the Waste Management Retirement Savings Plan for Collectively Bargained Employees, you may confidentially instruct the Trustee(s) of the respective plan on how to vote the shares representing your proportionate interest in such plan's assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has not received timely voting instructions shall be voted by the Trustee(s) in its sole discretion.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. To elect three members of the Board of Directors of Waste Management, Inc. to serve as Class II directors for a three-year term expiring at the Waste Management annual meeting of stockholders to be held in the year 2003.

NOMINEES:     Robert S. Miller, Paul M. Montrone and A. Maurice Myers

              FOR ALL NOMINEES                            WITHHELD
                  [ ]                                       [ ]

[ ]
   ---------------------------------------------------
          For all nominees, except as noted above

2. To approve the amendment to the Company's 1996 Stock Option Plan for Non-Employee Directors to increase the number of shares of the Company's common stock available for awards under the Non-Employee Director Plan from 1,400,000 to 2,400,000.

          FOR                       AGAINST                       ABSTAIN
          [ ]                         [ ]                           [ ]

3.   To approve of the adoption of the Company's 2000 Stock Incentive Plan.

          FOR                       AGAINST                       ABSTAIN
          [ ]                         [ ]                           [ ]

4. To approve the amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of the Company's common stock available for purchase and issuance under the Employee Stock Purchase Plan from 1,000,000 to 2,250,000.

          FOR                       AGAINST                       ABSTAIN
          [ ]                         [ ]                           [ ]

5. To approve the appointment of Arthur Andersen LLP as independent auditors for 2000.

          FOR                       AGAINST                       ABSTAIN
          [ ]                         [ ]                           [ ]

6. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]




PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc. should give their full title.


Signature:                                          Date:
          ---------------------------                    ----------------------



Signature:                                          Date:
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